UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2020, Coty Inc. (the “Company”) held its annual meeting of stockholders via the internet at http://www.virtualshareholdermeeting.com/Coty2020 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan (the “Amended and Restated ELTIP”), previously approved by the Company’s Board of Directors subject to stockholder approval, to increase the available share reserve under the Amended and Restated ELTIP by 42 million shares of the Company’s Class A Common Stock.

A description of the Amended and Restated ELTIP was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 24, 2020 (the “Proxy Statement”) under the heading “Proposal No. 2: Approval of the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan—Summary of the ELTIP”. The summary of the Amended and Restated ELTIP is qualified in its entirety by reference to the full text of the Amended and Restated ELTIP, a copy of which is filed as Exhibit 10.1 to this report and which was also included as Annex A to the Proxy Statement.

Item 5.07    Other Events
At the Annual Meeting, the Company's stockholders voted on the six proposals listed below, each of which is described in more detail in the Company's Proxy Statement. There were 682,215,960 shares of Class A Common Stock and 1,000,000 shares of Series B Preferred Stock, representing 846,019,323 votes in the aggregate present at the beginning of the Annual Meeting in person or by proxy, which represented 91.07% of all votes entitled to be voted at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s Class A Common Stock were entitled to one vote per share held and holders of the Company’s Series B Preferred Stock were entitled to 163.803362 votes per share held as of the close of business on September 9, 2020, the Record Date.

Final voting results are shown below.

Each proposal was determined by a majority of the aggregate votes cast, except that the election of directors was determined by plurality vote.

1. Election of Directors

The following directors were elected to the Board of Directors of the Company (the “Board”):

Director	For	Withheld	Broker Non-Votes
Beatrice Ballini	727,565,463	67,122,649	51,331,211
Joachim Creus	790,054,572	4,633,540	51,331,211
Nancy G. Ford	793,303,473	1,384,639	51,331,211
Olivier Goudet	789,459,920	5,228,192	51,331,211
Peter Harf	787,766,167	6,921,945	51,331,211
Johannes Huth	735,738,645	58,949,467	51,331,211
Paul S. Michaels	672,781,614	121,906,498	51,331,211
Sue Y. Nabi	790,987,726	3,700,386	51,331,211
Isabelle Parize	792,751,418	1,936,694	51,331,211
Erhard Schoewel	671,104,998	123,583,114	51,331,211
Robert Singer	789,477,315	5,210,797	51,331,211
Justine Tan	791,221,445	3,466,667	51,331,211

Each of the twelve nominees for director was elected to serve until the next annual meeting of stockholders or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Each of Ms. Ford and Mr. Huth also received all of the 163,803,362 votes cast by the holder of the Series B Preferred Stock as a single class, with none of such votes withheld from voting for such nominees.

2. Approval of the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan

The stockholders approved the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
722,123,895	72,119,478	444,739	51,331,211

3. Approval of the Amended and Restated Coty Inc. Stock Plan for Directors

The stockholders approved the Amended and Restated Coty Inc. Stock Plan for Directors:

For	Against	Abstain	Broker Non-Votes
774,318,304	19,834,869	534,939	51,331,211

4. Approval of Advisory Resolution on Named Executive Officer Compensation

The stockholders approved the advisory resolution on Named Executive Officer compensation:

For	Against	Abstain	Broker Non-Votes
662,456,178	131,789,454	442,480	51,331,211

5. Advisory vote on the Frequency of Holding the Vote on the Advisory Resolution on Named Executive Officer Compensation

The stockholders approved, on an advisory basis, a vote EVERY YEAR on the frequency of the vote on the advisory resolution on Named Executive Officer compensation:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
784,780,817	960,524	7,875,850	1,070,921	51,331,211

Taking into consideration the voting results on this matter at the Annual Meeting and based on the recommendations of the Board and the Remuneration and Nomination Committee of the Board, the Company has decided that it will hold future advisory votes on named executive officer compensation on an annual basis until the next required vote on the frequency of such advisory vote.

6. Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021:

For	Against	Abstain	Broker Non-Votes
836,699,550	8,150,335	1,169,438	0

Item 9.01    Financial Statements and Exhibits
(i)Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: November 6, 2020	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary